UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 5, 2015

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)         On May 5, 2015, SkyWest, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)         At the Annual Meeting, the Company’s shareholders considered and voted on the items described below:

1.              The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and shall qualify, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jerry C. Atkin	40,441,122	888,918	4,162,132
W. Steve Albrecht	40,384,819	945,221	4,162,132
Henry J. Eyring	40,305,411	1,024,629	4,162,132
Ronald J. Mittelstaedt	39,534,441	1,795,599	4,162,132
Andrew C. Roberts	40,393,524	936,516	4,162,132
Keith E. Smith	40,302,211	1,027,829	4,162,132
Steven F. Udvar-Hazy	40,034,911	1,295,129	4,162,132
James L. Welch	39,596,956	1,733,084	4,162,132

2.              The advisory vote to approve, on a non-binding basis, the Company’s executive compensation was approved based upon the following votes:

Votes for approval	28,455,005
Votes against	12,779,328
Abstentions	95,707
Broker Non-Votes	4,162,132

3.              The proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 was approved based upon the following votes:

Votes for approval	45,219,806
Votes against	225,032
Abstentions	47,334

(c)          Not applicable.

(d)         Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 8, 2015	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer